EXHIBIT 10.3

ELECTRONIC ARTS INC.
2000 EMPLOYEE STOCK PURCHASE PLAN
As Amended by the Stockholders on July 28, 2016
1. Establishment of Plan. Electronic Arts Inc., (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this 2000 Employee Stock Purchase Plan (the “Plan”). For purposes of this Plan, “parent corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the Plan shall feature two components: (i) an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section) for participants residing in the U.S., and (ii) an “employee stock purchase plan” that is intended to grant purchase rights under rules, procedures or sub-plans that are not intended to qualify Section 423 of the Code for participants that are not residing in the U.S. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 28,300,000 shares of Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.
2. Purposes. The purpose of the Plan is to provide employees of the Company and its Subsidiaries designated by the Board of Directors as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Subsidiaries, and to provide an incentive for continued employment.
3. Administration. This Plan may be administered by the Board or a committee appointed by the Board (the “Committee”). The Plan shall be administered by the Board or a committee appointed by the Board consisting of not less than three (3) persons (who are members of the Board), each of whom is a disinterested director. As used in this Plan, references to the “Committee” shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, if applicable, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
4. Eligibility. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:
(a) employees who are not employed by the Company or its Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;
(b) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and
(c) employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan.
 For employees of Subsidiaries located in the U.S., the following would not be eligible to participate in an Offering Period:
(a) employees who are customarily employed for less than 20 hours per week, and
(b) employees who are customarily employed for less than five (5) months in a calendar year.
5. Offering Dates. The Offering Periods of the Plan (the “Offering Period”) shall be of twelve (12) months duration commencing on February 16th and August 16th of each year (or the first trading day after the 16th if the 16th is a non-trading day) and ending on February 15th and August 15th (or the last trading day prior to the 15th if the 15th is a non-trading day) of the following year, beginning with the Offering Period starting on August 16, 2016. The first day of each Offering Period is referred to as the “Offering Date”. Each Offering Period shall consist of two (2) six-month purchase periods (individually, a

“Purchase Period”), during which payroll deductions of the participant are accumulated under this Plan. Each such six-month Purchase Period shall commence on February 16th or August 16th of an Offering Period and shall end on August 15th or February 15th (or the last trading day prior to the 15th if the 15th is a non-trading day), respectively (each a “Purchase Date”). The Board of Directors of the Company shall have the power to change the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period, as the case may be, to be affected.
6. Participation in the Plan. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company’s or Subsidiary’s (whichever employs such employee) payroll department (the “payroll department”) not later than the 1st day of the month before such Offering Date unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period a subscription agreement authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the payroll department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing the subscription agreement with the payroll department not later than the 1st day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period. A participant in the Plan may participate in only one Offering Period at any time.
In jurisdictions where payroll deductions are not permitted under local law, the eligible employees may participate in the Plan by making contributions in the form that is acceptable and approved by the Board or Committee.
7. Grant of Option on Enrollment. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on each Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee’s payroll deduction account during such Purchase Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (the “Entry Price”) or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date, provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to all Purchase Periods within the applicable Offering Period or Purchase Period, or (b) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.
8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
(a) the fair market value on the Offering Date, or
(b) the fair market value on the Purchase Date.
For purposes of the Plan, the term “fair market value” on a given date shall mean the closing bid from the previous day’s trading of a share of the Company’s Common Stock as reported on the NASDAQ National Market System.
9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.
(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the employee’s compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). Compensation shall mean base salary, commissions, overtime, performance bonuses, discretionary bonuses, stay bonuses, referral bonuses, sabbatical cash outs, shift differentials, and such other forms of compensation as the Committee, in the exercise of its discretion under the Plan, may designate as subject to payroll deductions for purposes of the Plan. Notwithstanding the foregoing, Compensation shall not include car benefits/allowances, income derived from stock options, equity-based compensation, or payments made in connection with termination (including, but not limited to, holiday accrual cash outs, severance pay, separation pay, or ex gratia payments). Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.
(b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the payroll department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the payroll department’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Purchase Period. A participant may increase or lower the rate of payroll deductions for any subsequent Purchase Period by filing with the payroll department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Purchase Period.
(c) Subject to the laws of the local jurisdiction, all payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. Subject to the laws of the local jurisdiction, all payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
(d) On each Purchase Date, as long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.
(e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option; provided that the Board may deliver certificates to a broker or brokers that hold such certificates in street name for the benefit of each such participant.
(f) During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
10. Limitations on Shares to be Purchased.
(a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds US$25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.
(b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.
(c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Purchase Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Purchase Periods unless revised by the Board as set forth above.
(d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each employee affected thereby.
(e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.

11. Withdrawal.
(a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the payroll department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.
(b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan. However, if the participant is an “insider” for purposes of Rule 16(b), he or she shall not be eligible to participate in any Offering Period under the Plan which commences less than six (6) months from the date of withdrawal from the Plan.
(c) A participant may participate in the current Purchase Period under an Offering Period (the “Current Offering Period”) and enroll in the Offering Period commencing after such Purchase Period (the “New Offering Period”) by (i) withdrawing from participating in the Current Offering Period effective as of the last day of a Purchase Period within that Offering Period and (ii) enrolling in the New Offering Period. Such withdrawal and enrollment shall be effected by filing with the payroll department at least fifteen (15) days prior to the end of a Purchase Period such form or forms as are provided for such purposes.
12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or re employment upon the expiration of such leave is guaranteed by contract or statute.
13. Return of Payroll Deductions. In the event an employee’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan, unless otherwise required by the laws of a local jurisdiction.
14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares, which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.
15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.
16. Reports. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased and the per share price thereof.
17. Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within twelve (12) months from the Purchase Date on which such shares were purchased (the “Notice Period”). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.
18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.
19. Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan. The Section 423 component of the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Section 423 component of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.
20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21. Stockholder Approval of Amendments. Any required approval of the stockholders of the Company for an amendment shall be solicited at or prior to the first annual meeting of stockholders held subsequent to the grant of an option under the Plan as then amended to an officer or director of the Company. If such stockholder approval is obtained at a duly held stockholders’ meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the company represented and voting at the meeting, or if such stockholder approval is obtained by written consent, it must be obtained by the majority of the outstanding shares of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Section 423 component of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”).
22. Designation of Beneficiary.
(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to a Purchase Date.
(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
24. Applicable Law. Except as otherwise expressly required under the laws of a country, the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of California, United States of America. Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Plan.
25. Amendment or Termination of the Plan. This Plan shall be effective on the day after the effective date of the Company’s Registration Statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares issuable under the Plan (the “Effective Date”), subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board of Directors of the company and the Plan shall continue until the earlier to occur of termination by the Board, or issuance of all of the shares of Common Stock reserved for issuance under the Plan,. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:
(a) Increase the number of shares that may be issued under the Plan;
(b) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or
(c) Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.
26. Rules for Foreign Jurisdictions.
(a) The Board or Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of the law and procedures of foreign jurisdictions. Without limiting the generality of the foregoing, the Board or Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements.
(b) The Board or Committee may also adopt rules, procedures or sub-plans applicable to particular subsidiaries or locations, which -sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superceded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. To extent inconsistent with the requirements of Code Section 423, such sub-plan shall be considered part of the Non-423 Plan, and options granted thereunder shall not be considered to comply with Code Section 423.
27. Designation of Subsidiaries. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries whose Employees shall be eligible to participate in the Plan. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the shareowners of the Corporation.

ELECTRONIC ARTS INC.
2000 EMPLOYEE STOCK PURCHASE PLAN
As Amended by the Stockholders on July 28, 2016

SUBSCRIPTION AGREEMENT

1.
Definitions. Except as otherwise indicated, each capitalized term in this Subscription Agreement shall have the meaning set forth in the Electronic Arts Inc. 2000 Employee Stock Purchase Plan, as amended from time to time (the “Plan”).

2.
Payroll Deduction Authorization. I hereby authorize payroll deductions from each paycheck in that percentage of my compensation as noted below or selected in my online elections, in accordance with the Plan.

Amount to be Deducted (Circle One): 2% 3% 4% 5% 6% 7% 8% 9% 10%

3.
Subscription. I have received a complete copy of the Plan and a prospectus describing the Plan and understand that my participation in the Plan is in all respects subject to the terms of the Plan. I understand that my enrollment is dependent on my eligibility to participate in the Plan. By enrolling in the Plan and making my online enrollment elections, I agree to be bound by the terms of the Plan and this Subscription Agreement, including any country-specific appendix thereto.

The Prospectus and Plan are available upon request from the Stock Administration department and are also accessible electronically at http://portal.ea.com/home/stockadmin-espp, are incorporated herein by reference.

4.
Accumulation and Purchase Price. I understand that my payroll deductions will be accumulated for the automatic purchase of Shares of the Company’s common stock (“Shares”) at the end of each Purchase Period, unless I withdraw from the Plan or become ineligible. The purchase price per share will be the lower of (i) 85% of the fair market value of the Shares on the first day of an Offering Period or (ii) 85% of the fair market value of the Shares on the last day of a Purchase Period.

5.
Successive Offering Periods. I understand that this enrollment will be effective for each subsequent Offering Period unless I withdraw from the Plan or otherwise become ineligible to participate in the Plan. In the event, however, that the fair market value of the Shares on the Offering Date (“Offering Price”) for the new Offering Period for which I am not enrolled is less than the Offering Price for the Offering Period for which I am currently enrolled, I understand that I will automatically be withdrawn from the current Offering Period and re-enrolled in the new Offering Period unless I notify the Company to the contrary.

6.
Tax Withholding. I acknowledge that regardless of any action taken by the Company or, if different, my employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to my participation in the Plan and legally applicable to me (“Tax-Related Items”), is and remains my responsibility and may exceed the amount, if any, actually withheld by the Company and/or the Employer. I further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of my participation in the Plan, including the grant or exercise of the option to purchase Shares, the purchase of Shares under the Plan, the subsequent sale of Shares acquired under the Plan and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the option to purchase Shares under the Plan to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to Tax-Related Items in more than one jurisdiction between the Offering Date and a Purchase Date within the applicable Offering Period or any other relevant taxable or tax withholding event, as applicable, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to any purchase of Shares under the Plan, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer to satisfy the obligations with regard to all Tax-Related Items by withholding from my wages or other cash compensation otherwise payable to me by the Company and/or the Employer. If the obligations for Tax-Related Items cannot be satisfied by withholding from my wages or other cash compensation as contemplated herein, then I authorize the Company and/or the Employer or their respective agents to satisfy the obligations with regard to all Tax-Related Items by withholding from proceeds of the sale of Shares purchased under the Plan, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization, without further consent). Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case I will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of my participation in the Plan or my purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to purchase Shares on my behalf under the Plan and refuse to deliver the Shares if I fail to comply with my obligations in connection with the Tax-Related Items as described in this section.

7.
No Advice Regarding Participation. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or the purchase of Shares or the sale of Shares acquired under the Plan. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

8.
Insider Trading Restrictions/Market Abuse Laws. I acknowledge that, depending on the laws of my country, I may be subject to insider trading restrictions and/or market abuse laws, which may affect my ability to acquire or sell Shares or the option to purchase Shares under the Plan during such times as I am considered to have “inside information” (as defined by the laws in my country) regarding the Company, Employer, or any Subsidiary. I understand that any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading or confidential information policy. I acknowledge that it is my responsibility to comply with any applicable restrictions and that I have been advised to consult with my personal legal advisor on this matter.

9.
Governing Law and Venue. The provisions of this Subscription Agreement, the option to purchase Shares and my participation in the Plan are governed by, and subject to, the laws of the State of California (without giving effect to the conflict of laws principles thereof). For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Subscription Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the federal or state courts of California, and no other courts, where this grant is made and/or to be performed.

10.
Language. If I have received this Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

11.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the option and participation in the Plan or future options that may be granted under the Plan by electronic means or request my consent to participate in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

12.
Appendix. Notwithstanding any provision of this Subscription Agreement, the grant of the option to purchase Shares and any Shares acquired under the Plan shall be subject to any special terms and provisions set forth in the Appendix to this Subscription Agreement for my country of residence, if any. Moreover, if I relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Such terms and conditions are incorporated by reference into and are part of this Subscription Agreement.

13.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on my participation in the Plan, on the option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

14.
Severability. The provisions of this Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15.
Waiver. I acknowledge that a waiver by the Company of breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any other provision of this Subscription Agreement, or of any subsequent breach by me or any other participant.

APPENDIX TO

ELECTRONIC ARTS INC.
2000 EMPLOYEE STOCK PURCHASE PLAN
As Amended by the Stockholders on July 28, 2016

SUBSCRIPTION AGREEMENT
Terms and Conditions
This Appendix includes additional terms and conditions that govern the option to purchase Shares granted to you under the Plan if you reside in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or your Subscription Agreement.

Notifications

This Appendix also includes information regarding certain other legal issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities and other laws in effect in the respective countries as of June 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by a Purchase Date or when you sell Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transfer employment after the Offering Date, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you.

General (All Countries)

Terms and Conditions

Nature of Grant. By enrolling in the Plan and making my online or paper enrollment elections, I acknowledge, understand and agree that (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of the option to purchase Shares under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past; (c) all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company; (d) my participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary and shall not interfere with the ability of the Company, the Employer or any Subsidiary, to terminate my employment or service relationship (if any); (e) I am voluntarily participating in the Plan; (f) the option and any Shares purchased under the Plan are not intended to replace any pension rights or compensation; (g) the option and any Shares purchased under the Plan, and the income and value of the same, are not part of normal or expected compensation for any purpose, including but not limited to the calculation of any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (h) the future value of the underlying Shares purchased or to be purchased under the Plan is unknown, indeterminable and cannot be predicted with certainty; (i) if Shares are purchased for me at the end of an Offering Period, the value of the Shares acquired under the Plan may increase or decrease in value, even below the Purchase Price; (j) no claim or entitlement to compensation or damages shall arise from forfeiture of the option to purchase Shares resulting from my ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, whether or not later found invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and, in consideration of the option to purchase Shares to which I am otherwise not entitled, I irrevocably agree never to institute any claim against the Company, the Employer or any Subsidiary, waive my ability, if any, to bring any such claim, and release the Company, the Employer and the Company’s Subsidiaries from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by enrolling in the Plan and authorizing payroll deductions, I shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; (k) in the event of my termination of employment or other services (for any reason whatsoever, whether or not later to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), unless otherwise determined by the Company, my right to participate in and to purchase Shares under the Plan, if any, will terminate effective as of the date that I am no longer actively providing services and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); the Board (or the Committee) shall have the exclusive discretion to determine when I am no longer actively providing services for purposes of my participation in the Plan (including whether I may still be considered to be provided services while on an approved leave of absence); (l) unless otherwise provided in the Plan or by the Company in its discretion, the option and the benefits under the Plan do not create any entitlement to have the option to purchase Shares or any such benefits transferred to, or assumed by, another company nor be exchange, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and (m) If I am employed outside the United States, I acknowledge and agree that neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the option or any amounts due to me pursuant to my participation in the Plan or the subsequent sale of any Shares acquired at purchase.

Data Privacy. By enrolling in the Plan and making my online or paper enrollment elections, I explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Subscription Agreement by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing my participation in the Plan. I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares offered, canceled, exercised, vested, unvested or outstanding in my favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). I understand that Data may be transferred to E*TRADE Corporate Financial Services, Inc., or such other stock plan service provider as may be selected by the Company, which is assisting the Company with the implementation, administration and management of the Plan. I understand that these recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. If I reside outside the United States, I understand that I may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources representative. I hereby authorize the Company, E*TRADE Corporate Financial Services, Inc., and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. If I reside outside the United States, I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or services and career with the Employer will not be adversely affected; the only adverse consequences of refusing or withdrawing my consent is that I would not be eligible to participate in the Plan as the Company could not administer or maintain my participation in the Plan. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

Australia

Terms and Conditions

Australian Offer Document. The offer of the option to purchase Shares is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of the option to purchase Shares to Australian-resident employees, which will be provided to you with the Subscription Agreement.

Belgium

Notifications

Foreign Asset/Account Reporting Information. I understand that I am required to report any security or bank account (including a brokerage account) opened and maintained outside Belgium on my annual tax return. I understand that I am also required to complete a separate report providing the National Bank of Belgium with details regarding any such account, including the account number, the name of the bank in which such account is held and the country in which such account is located. The forms to complete this report are available on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des Crédits caption.
Bermuda

Notifications

Securities Law Information. The offer of the option to purchase Shares is not subject to and has not received approval from either the Bermuda Monetary Authority or the Registrar of Companies in Bermuda and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. The securities being offered may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda.

Brazil
Terms and Conditions
Authorization for Plan Participation. By making my online or paper enrollment elections, I expressly acknowledge that I have authorized the Employer to make payroll deductions from each of my paychecks during the Offering Period in that percentage of my compensation specified in my online enrollment elections. I acknowledge that my election to participate in the Plan is voluntary and that I may freely withdraw from participation in the Plan and thereby receive a full refund of all voluntary contributions that I have made under the Plan that have not been applied towards the purchase of Shares.

I further authorize the Employer or any Subsidiary to remit my accumulated payroll deductions, on my behalf, to the United States of America, to purchase Shares, as provided by Circular No. 3,280/05 of the Central Bank, under the terms of the Plan. Further, upon request of the Company or my Employer, I hereby agree to execute a letter of authorization and any other agreements or consents that may be required to enable the Employer or any Subsidiary to complete such remittance.

Compliance with the Law. By making my online enrollment elections, I agree to comply with all applicable Brazilian laws and pay any and all applicable taxes associated with the purchase of Shares under the Plan and the sale of Shares obtained as a result of my participation in the Plan. I agree that, for all legal purposes, (i) any benefits provided to me under the Plan are the result of commercial transactions unrelated to my employment; (ii) the Plan is not a part of the terms and conditions of my employment; and (iii) the income from the Shares purchased under the Plan, if any, is not part of my remuneration from employment.

Notifications

Exchange Control Information. I understand that if I am resident or domiciled in Brazil, I may be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 and that assets and rights that must be reported include Shares purchased under the Plan.
Canada

Terms and Conditions

Termination of Employment. In the event of my termination of employment or other services to the Company, the Employer, Subsidiary for any reason (whether or not later found invalid or in breach of local employment laws), I understand that I shall cease to have any right or entitlement to participate in the Plan and purchase any Shares under the Plan. For purposes of the preceding sentence, I understand that my right to participate in the Plan will terminate effective as of (a) the date my employment or service relationship with the Company, the Employer or a Subsidiary is terminated, (b) the date I receive written notice of termination from the Company or the Employer, regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where I am employed or the terms of my employment or service contract, if any;

or (c) the date I am no longer actively providing services to the Company or a Subsidiary (the “Termination Date”). I further understand that the Board (or the Committee) shall have the exclusive discretion to determine when I am no longer actively providing service for purposes of the Plan and the effective date on which I ceased to provide services (including whether I may still be considered to be providing services while on a leave of absence).
Securities Law Information. I acknowledge and agree that I am only permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NASDAQ Global Select Market in the United States of America.

The following terms and conditions apply to Participants in Quebec:

Data Privacy. I hereby authorize the Company and the Company’s representative to discuss with and obtain all relevant information from all personnel (professional or not) involved in the administration and operation of the Plan. I further authorize the Company and the Employer to disclose and discuss my participation in the Plan with their advisors. I also authorize the Company and the Employer to record such information and keep it in my employee file.

Notifications

Foreign Asset/Account Reporting Information. I understand that I may be required to report any foreign property (including Shares acquired under the Plan) on Form T1135 (Foreign Income Verification Statement) if the total cost of my foreign property exceeds C$100,000 at any time in the year. The option to purchase Shares must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because of other foreign property I hold. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Shares at the time of purchase, but if I own other Shares, this ACB may have to be averaged with the ACB of the other Shares. If due, the form must be filed by April 30th of the following year. You should consult a personal legal advisor to ensure compliance with applicable reporting obligations.

China
Terms and Conditions
Mandatory Sale Restriction. Due to local regulatory requirements, I agree to the sale of any Shares acquired at purchase. The sale will occur (a) immediately upon purchase, (b) no later than three (3) months following my termination of employment with the Company or any Subsidiary, or (c) within any other time frame as the Company determines to be necessary to comply with local regulatory requirements. I further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on my behalf pursuant to this authorization without further consent) and I expressly authorize the Company’s designated broker to complete the sale of such Shares. I acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay me the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. I agree that the payment of the cash proceeds will be subject to the repatriation requirements described below.
I further agree that any Shares issued to me shall be deposited directly into an account with the Company’s designated broker. The deposited Shares shall not be transferable (either electronically or in certificate form) from the brokerage account. This limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. The limitation shall apply to all Shares issued to me under the Plan, whether or not I continue to be employed by the Company or one of its Subsidiaries. If I sell Shares that I acquire under the Plan, the repatriation requirements described below shall apply.
Exchange Control Requirements.  I understand and agree that, pursuant to local exchange control requirements, I will be required to repatriate the cash proceeds from the sale of the Shares I acquire under the Plan to China. I further understand that, under local law, such repatriation of cash proceeds may need to be effectuated through a special exchange control account established by the Company or a Subsidiary, and I hereby consent and agree that any proceeds from the sale of any Shares I acquire under the Plan may be transferred to such special account prior to being delivered to me. I further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
I further understand and agree that the Company is under no obligation to secure any particular exchange conversion rate and there may be delays in converting the cash proceeds to local currency due to exchange control restrictions. I agree to bear any currency fluctuation risk between the time the Shares are sold and the time the cash proceeds are distributed to me through the special account described above.

Notifications
Foreign Asset/Account Reporting Information. I understand that if I am a PRC resident I may be required to report details of my foreign financial assets and liabilities, to SAFE as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions, including Shares acquired under the Plan and any Plan-related transactions. You should consult your personal legal advisor regarding the details of this reporting obligation.
Finland
There are no country-specific provisions.

France
Terms and Conditions

Payroll Deduction Authorization. I hereby authorize payroll deductions from each paycheck in that percentage of my compensation as noted below or selected in my online elections, in accordance with the Plan.

Amount to be Deducted (Circle One): 2% 3% 4% 5% 6% 7% 8% 9% 10%

Autorisation Relative Aux Prélèvements Salariaux. J’autorise par la présente des prélèvements salariaux sur ma rémunération conformément au pourcentage autorisé au-dessous or dans les élections de mon inscription en ligne.

Amount to be Deducted (Circle One): 2% 3% 4% 5% 6% 7% 8% 9% 10%

Language Consent. By indicating acceptance through the online or paper election procedure by making my online or paper enrollment elections, I confirm having read and understood the documents relating to this grant of the option to purchase Shares (the Plan, the Subscription Agreement and this Appendix) which were provided to me in the English language. I accept the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En indiquant mon consentement en faisant les élections de mon inscription en utilisant la procédure de papier ou en ligne, je confirme que j’ai lu et compris les documents relatifs à cette attribution de droits d’achat d’actions de la Société côtées en Bourse (le ESPP,  l’Accord de Souscription et la présente Annexe), qui m’ont été fournis en langue anglaise. J’accepte les conditions afférentes à ces documents en connaissance de cause.

Notifications

Foreign Asset/Account Reporting Information. I understand that I am required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing my annual tax return. Further, I understand that if I have foreign account balances exceeding €1,000,000, I may have additional monthly reporting obligations for statistical purposes.

Germany

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank (Bundesbank). The form of the report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de).

Hong Kong

Terms and Conditions

Nature of the Plan. I understand that the Plan is a voluntary plan and I acknowledge that any contributions I elect to make under the Plan are made by me on an entirely voluntary basis. I understand that I may freely withdraw from participation in the Plan and receive a full refund of all voluntary contributions I have made under the Plan that have not been applied towards the purchase of Shares.

Notifications

Securities Law Warning. I understand that the grant of the option to purchase Shares and the issuance of Shares upon purchase do not constitute a public offer of securities under Hong Kong law and are available only to employees of the Company, Employer, or a Subsidiary. The Subscription Agreement, the Plan, this Appendix and other incidental communication materials that I may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities laws in Hong Kong. Furthermore, none of the documents relating to the Plan have been reviewed by any regulatory authority in Hong Kong. The option to purchase Shares, the Subscription Agreement and the Plan, and any incidental communication materials, are intended solely for my personal use and may not be distributed to any other person. I understand that I am advised to exercise caution in relation to the offer. If I am in any doubt about any of the contents of the Subscription Agreement, the Plan, this Appendix or any other communication materials, I understand that I should obtain independent professional advice.

India

Notifications

Exchange Control Information. By participating in the Plan and making my online or paper enrollment elections, I understand and agree that I must repatriate any proceeds from the sale of Shares acquired under the Plan to India within a reasonable time after receipt (i.e., within 90 days). I understand that I must obtain a foreign inward remittance certificate (“FIRC”) from the bank where I deposit the foreign currency and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. I understand that it is my responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Information. I understand that I am required to declare any foreign bank accounts and any foreign financial assets (including Shares acquired under the Plan, proceeds from the sale of Shares in my annual tax return. You should consult with your personal tax advisor regarding the details of this reporting obligation.

Ireland

Terms and Conditions

Director Notification Obligation. I understand and agree that if I am a director, shadow director1 or secretary of the Company’s Irish Subsidiary, and my interest in the Company represents more than 1% of the Company’s voting share capital, I must notify the Irish Subsidiary in writing within five business days of receiving or disposing of an interest in the Company (e.g., options to purchase Shares, Shares), or within five business days of becoming aware of the event giving rise to the notification requirement or within five business days of becoming a director, shadow director or secretary if such an interest exists at the time. I understand and agree that this notification requirement also applies with respect to the interests of my spouse or children under the age of 18 (whose interests will be attributed to me if I am a director, shadow director or secretary). I hereby agree to comply with the foregoing reporting requirements, should they be applicable to me.
___________
1A shadow director is an individual who is not on the board of directors of the Irish Subsidiary but who has sufficient control so that the board of directors of the Irish Subsidiary acts in accordance with the directions or instructions of the individual.

Italy

Terms and Conditions

Data Privacy. I understand that the Company and the Employer as the privacy representative of the Company in Italy, may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Subsidiaries, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in my favor, and that the Company and the Employer will process said data and other data lawfully received from third party (“Personal Data”) for the exclusive purpose of managing and administering the Plan and complying with applicable laws, regulations and EU community legislation. I also understand that providing the Company with Personal Data is mandatory for compliance with laws and is necessary for my participation in the Plan and that my refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect my ability to participate in the Plan. I understand that Personal Data will not be publicized, but it may be accessible by the Employer as the privacy representative of the Company and within the Employer’s organization by its internal and external personnel in charge of processing, and by E*Trade Financial Services, Inc. or any other data processor company appointed by the Company. The updated list of Processors and of the subjects to which Data are communicated will remain available upon request at the Employer. Furthermore, Personal Data may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. I understand that Personal Data may also be transferred to the independent registered public accounting firm engaged by the Company, and to other legitimate addressees under applicable laws. I further understand that the Company and its Subsidiaries will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of my participation in the Plan, and that the Company and its Subsidiaries may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan , including any requisite transfer of Personal Data to a broker or other third party with whom I may elect to deposit any Shares acquired under the Plan or any proceeds from the sale of such Shares. Such recipients may receive, possess, use, retain and transfer Personal Data in electronic or other form, for the purposes of implementing, administering and managing my participation in the Plan. I understand that these recipients may be acting as controllers, processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law.
Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
I understand that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
I understand that the processing activity, including communication, the transfer of Personal Data abroad, including outside of the European Economic Area, as specified herein and pursuant to applicable laws and regulations, does not require my consent thereto as the processing is necessary to performance of law and contractual obligations related to implementation, administration and management of the Plan. I understand that, pursuant to section 7 of the Legislative Decree no. 196/2003, I have the right at any moment to, including, but not limited to, obtain confirmation that Personal Data exists or not, access, verify its contents, origin and accuracy, delete, update, integrate, correct, blocked or stop, for legitimate reason, the Personal Data processing. To exercise privacy rights, I understand that I should contact the Employer. Furthermore, I am aware that Personal Data will not be used for direct marketing purposes. In addition, Personal Data provided can be reviewed and questions or complaints can be addressed by contacting my human resources department.
Plan Document Acknowledgement. By participating in the Plan, I acknowledge that I have received a copy of the Plan and the Subscription Agreement and have reviewed the Plan and the Subscription Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Subscription Agreement, including this Appendix. I further acknowledge that I have read and specifically and expressly approve the following paragraphs of the Subscription Agreement: Payroll Deduction Authorization; Subscription; Accumulation and Purchase Price; Successive Offering Periods; Tax Withholding; Nature of Grant; No Advice Regarding Participation; Governing Law and Venue; Compliance with Law; Electronic Delivery and Acceptance; Severability; Waiver; and the Data Privacy section of this Appendix.

Notifications

Foreign Asset/Account Reporting Information. If, at any time during the fiscal year, I hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy, I understand that I am required to report these assets on my annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due and that these reporting obligations will also apply to me if I am the beneficial owner of foreign financial assets under Italian money laundering provisions.

Japan

Notifications

Foreign Asset/Account Reporting Information. If I hold assets (e.g., Shares acquired under the Plan, proceeds from the sale of Shares) outside of Japan with a value exceeding ¥50 million as of December 31 of any calendar year. I understand that I am required to report such to the Japanese tax authorities by March 15th of the following year. You should consult with your personal tax advisor regarding the details of this reporting obligation.

Korea

Notifications

Exchange Control Information. I understand that if I realizes US$500,000 or more from the sale of Shares in a single transaction, I will be required to repatriate the sale proceeds to Korea within three (3) years of the sale.

Liechtenstein

There are no country-specific provisions.

Mexico

Terms and Conditions

Acknowledgement of the Subscription Agreement. By enrolling in the Plan, I acknowledge that I have received a copy of the Plan and the Subscription Agreement, including this Appendix. I acknowledge further that I accept all the provisions of the Plan and the Subscription Agreement, including this Appendix. I also acknowledge that I have read and specifically and expressly approve the terms and conditions set forth in the Nature of Grant provision in the General section of this Appendix, which clearly provide as follows:

(a)	my participation in the Plan does not constitute an acquired right;

(b)	the Plan and my participation in it are offered by the Company on a wholly discretionary basis;

(c)	my participation in the Plan is voluntary; and

(d)	the Company and its Subsidiaries are not responsible for any decrease in the value of any Shares acquired at purchase.

Labor Law Acknowledgement and Policy Statement. By accepting the grant of the option to purchase Shares, I acknowledge that Electronic Arts Inc., with registered offices at 209 Redwood Shores Parkway, Redwood City, California 94065, U.S.A, is solely responsible for the administration of the Plan. I further acknowledge that my participation in the Plan, the grant of the option to purchase Shares and any acquisition of Shares under the Plan do not constitute an employment relationship between myself and the Company because I am participating in the Plan on a wholly commercial basis and my sole employer is EA México S. de R.L. de C.V. (“EA Mexico”), located at Torre Esmeralda III, Blvd. Manuel Avila Camacho #32 7th Floor, Colonia Lomas de Chapultepec, Delegación Miguel Hidalgo, México DF 11000. Based on the foregoing, I expressly acknowledge that the Plan and the benefits that I may derive from participation in the Plan do not establish any rights between myself and my Employer, and do not form part of the employment conditions and/or benefits provided by EA Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of my employment.

I further understand that my participation in the Plan is the result of a unilateral and discretionary decision of the Company therefore the Company reserves the absolute right to amend and/or discontinue my participation in the Plan at any time, without any liability to me.

Finally, I hereby declare that I do not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and I therefore grant a full and broad release to the Company, its Subsidiaries, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise and reiterate that I do not reserve any present or future action or right against the Company, its Subsidiaries, branches, representation offices, shareholders, officers, agents or legal representatives.

Spanish Translation

Reconocimiento del Contrato de Suscripción.  Mediante mi inscripción en el ESPP, reconozco que he recibido una copia del ESPP, y del Contrato de Suscripción, incluyendo este Apéndice. Además reconozco que acepto todas las disposiciones del ESPP y el Contrato de Suscripción, incluyendo este Apéndice.  Asimismo, reconozco que he leído y específica y expresamente apruebo los términos y condiciones establecidos en el apartado intitulado Naturaleza del Otorgamiento del Apéndice, que claramente dispone lo siguiente:

(a)    Mi participación en el ESPP no constituye un derecho adquirido;

(b)    El ESPP y mi participación en el mismo son ofrecidos por la Compañía sobre una base totalmente discrecional;

(c)    Mi participación en el ESPP es voluntaria; y

(d)    La Compañía y sus Subsidiarias no son responsables de ninguna disminución en el valor de las     Acciones Comunes de la Compañía adquiridas al momento de la compra.

Reconocimiento de Ley Laboral y Declaración de la Política.   Al aceptar el otorgamiento de la opción para comprar Acciones Comunes de la Compañía reconozco que Electronic Arts Inc., con oficinas registradas en 209 Redwood Shores Parkway, Redwood City, California 94065, U.S.A, es únicamente responsable por la administración del ESPP.  Además, reconozco que mi participación en el ESPP, el otorgamiento de la opción de comprar Acciones Comunes de la Compañía de conformidad con el ESPP no constituyen una relación de trabajo entre yo y la Compañía porque estoy participando en el ESPP en sobre una base exclusivamente comercial y mi único patrón es EA México S. de R.L. de C.V. (“EA Mexico”), Torre Esmeralda III, Blvd. Manuel Avila Camacho #32 7th Floor, Colonia Lomas de Chapultepec, Delegación Miguel Hidalgo, México DF 11000 Con Base en lo anterior, expresamente reconozco que el ESPP y los beneficios que pueden derivarse a mi favor de la participación en el ESPP no establecen ningún derecho entre yo y mi Patrón y no forman parte de las condiciones de trabajo y / o prestaciones otorgadas por EA Mexico, y cualquier modificación del ESPP o su terminación no constituirá un cambio o deterioro de los términos y condiciones de mi trabajo.

Además, comprendo que mi participación en el ESPP es causada por una decisión unilateral y discrecional de la Compañía, por lo que la Compañía se reserva el derecho absoluto a modificar y / o discontinuar mi participación en el ESPP en cualquier momento, sin responsabilidad alguna para conmigo.

Finalmente, por medio del presente declaro que no me reservo ninguna acción o derecho para interponer una demanda en contra de la Compañía por contraprestación o daño o perjuicio alguno en relación con cualquier disposición del ESPP o de los beneficios derivados del ESPP y, en consecuencia, otorgo un amplio y total finiquito a la Compañía, sus Subsidiarias, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, funcionarios, agentes y representantes con respecto a cualquier demanda que pudiera surgir y reitero que no me reservo ninguna acción o derecho presente o futuro que ejercitar en contra de la Compañía, sus Subsidiarias, sucursales, oficinas de representación, sus accionistas, directores, funcionarios, agentes y representantes.

The Netherlands

Notifications

Norway

There are no country-specific provisions.

Poland

Terms and Conditions

Authorization for Plan Participation. By making my online or paper enrollment elections, I expressly acknowledge that I have authorized the Employer to make payroll deductions from each of my paychecks during the Offering Period in that percentage of my compensation specified in my online enrollment elections, as applicable. I acknowledge that my election to participate in the Plan is voluntary and that I may freely withdraw from participation in the Plan and thereby receive a full refund of all voluntary contributions that I have made under the Plan that have not been applied towards the purchase of Shares. As further evidence of such authorization, I agree to provide a Consent for Deduction to the Employer, or any other agreements or consents as may be required by the Employer, or by the Company, in the future authorizing the payroll deductions with respect to my participation in the Plan.

Notifications

Exchange Control Information. I understand that if I hold foreign securities (including Shares) and/or maintain accounts abroad, I must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds PLN 7,000,000. If required, the reports are due on a quarterly basis on special forms available on the website of the National Bank of Poland. In addition, if I transfer funds in excess of €15,000 into Poland in connection with the sale of Shares under the Plan, the funds must be transferred via a bank account held at a bank in Poland and that I am required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred.

Romania

Notifications

Exchange Control Information. I understand that if I remit foreign currency into or out of Romania (e.g., the proceeds from the sale of the Shares), I may have to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. You should consult your personal legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.

Singapore

Terms and Conditions
Director Notification Obligation. I understand and agree that if I am a director, associate director, alternate director, substitute director, or shadow director2 of the Company’s Subsidiary in Singapore, I am subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Subsidiary in Singapore in writing when I receive an interest (e.g., an option or Shares) in the Company or any Subsidiary. In addition, I acknowledge that I must notify the Company’s Subsidiary in Singapore when I sell Shares or Shares of any Subsidiary (including when I sell Shares acquired at exercise of the option). These notifications must be made within two business days of acquiring or disposing of an interest in the Company or any Subsidiary. In addition, I acknowledge that I must make a notification of my interests in the Company or any Subsidiary within two business days of becoming a director. I hereby agree to comply with the foregoing reporting requirements, should they be applicable to me.
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2A shadow director is an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the directions and instructions of the individual.

Notifications

Securities Law Information. I acknowledge that my participation in the Plan is being granted to me pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to me with a view to the Shares being subsequently offered for sale to any other party. I understand that the Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Further, I acknowledge that the option to purchase Shares granted to me under the Plan is subject to section 257 of the SFA and I will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares, unless such sale or offer in Singapore is made (i) after 6 months from the grant of the option to purchase Shares, or (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Shares are currently traded on the Nasdaq Global Select Market, which is located outside of Singapore, and Shares acquired under the Plan may be sold through this exchange.

Spain

Terms and Conditions
Nature of Grant. In accepting the option to purchase Shares, I consent to participation in the Plan and acknowledge that I have received a copy of the Plan.

In accepting the option to purchase Shares, I understand and agree that, as set forth in Section 12 of the Plan, I will cease to be a participant in the Plan upon the termination of employment for any reason (including for the reasons listed below) and my payroll deductions shall cease and be returned to my account, without interest, as soon as administratively possible.
In particular, I understand and agree that I will no longer be able to participate in the Plan and any right to purchase Shares will be forfeited upon the termination of my employment for any reason including, but not limited to: death, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985. I further acknowledge that I have read and specifically accept the conditions referred to in the Nature of Grant provision in the General section of this Appendix (as supplemented by this provision).
Furthermore, I understand that the Company has unilaterally, gratuitously and discretionally decided to grant options under the Plan to individuals who may be eligible employees of the Company and its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Subsidiary on an ongoing basis, other than as expressly set forth in the Plan. Consequently, I understand that the option to purchase Shares is granted on the assumption and condition that the option and any Shares purchased under the Plan are not part of any employment contract (either with the Company or its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, I understand that the option would not be granted to me but for the assumptions and conditions referred to herein; thus, I acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the option to purchase Shares shall be null and void.

Notifications

Securities Law Information. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the option to purchase Shares. The Plan, the Subscription Agreement and any other documents evidencing the option have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of these documents constitutes a public offering prospectus.

Exchange Control Information. I understand that I must declare the acquisition, ownership and disposition of Shares to the Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness for statistical purposes. Generally, the declaration must be filed in January for Shares acquired or disposed of during the prior year and/or for Shares owned as of December 31 of the prior year; however, if the value of the Shares acquired under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or disposition, as applicable.

In addition, I understand that I may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any Shares acquired under the Plan) and any transactions with non-Spanish residents (including any payments of Shares) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year. This reporting requirement will apply if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, I understand that I will generally be required to report all foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. Generally, you will only be required to report on an annual basis (by January 20 of each year); however, if the balances in your foreign accounts together with value of your foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, more frequent reporting will be required. Additional information regarding this requirement is available on the Bank of Spain website at http://app.bde.es/clf_www/leyes.jsp?id=110740.

Foreign Asset/Account Reporting Information. I understand that I am required to report assets or rights deposited or held outside of Spain (including Shares acquired under the Plan or cash proceeds from the sale of Shares) as of December 31 of each year, if the aggregate value of assets or rights exceeds €50,000 per type of asset or right3. Unvested awards (e.g., options to purchase Shares) are not considered assets or rights for purposes of this reporting requirement. If applicable, I understand that I must file the report on Form 720 by March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if the value of previously-reported rights or assets increases by more than €20,000. You should consult with your personal tax advisor regarding the details of this reporting obligation.
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3The following are the different types of rights and assets subject to the requirement:
(i) Current accounts, saving accounts, credit accounts, saving deposits and any other type of accounts or deposits in which you are the titleholder, or in which you are a representative, authorized person or beneficiary, or in which you have disposal powers (including accounts holding Shares acquired under the Plan or cash proceeds from the sale of such Shares);
(ii) Securities, shares, rights and participations in any kind of entities or in investment funds, insurance and life or temporary annuities, deposited, managed or obtained abroad (Shares acquired under the Plan); and
(iii) Real estate or rights on real estate located outside of Spain.

Sweden

There are no country-specific provisions.

Switzerland

Notifications

Securities Law Information. The option to purchase Shares is not intended to be publicly offered in or from Switzerland. Neither this document nor any other materials relating to the option constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations and neither this document nor any other materials relating to the option may be publicly distributed nor otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the option to purchase Shares has been or will be filed with, approved, or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

United Kingdom

Terms and Conditions
Tax Obligations. The following provision supplements paragraph 6 of the Subscription Agreement:

If payment or withholding of income tax is not made within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the income tax liability occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by me to the Employer, effective as of the Due Date. I agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in paragraph 6 of the Subscription Agreement.

Notwithstanding the foregoing, if I am a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), I understand that I shall not be eligible for a loan from the Company to cover the uncollected income tax. In the event that I am a director or executive officer and income tax is not collected from or paid by me by the Due Date, I understand that the amount of any uncollected income tax may constitute a benefit to me on which additional income tax and national insurance contributions (“NICs”) may be payable. I understand and acknowledge that I will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Employer for the value of any NICs due on this additional benefit.

United States

There are no country-specific provisions.